Exhibit 2

TRANSACTIONS

Exhibit 2 to Schedule 13D (Amendment No. 2) filed on March 1, 2016 by the Reporting Persons (“Prior Exhibit 2”) is incorporated herein by reference. Together with Prior Exhibit 2, the following table sets forth all transactions with respect to Shares effected in the last sixty days by the Reporting Persons on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through 4:00 p.m., New York City time, on March 14, 2016.  Except as noted, all such transactions were purchases or sales of Shares effected in the open market, and the table includes commissions paid in per share prices.

Transaction Date	Reporting Person Effecting Transaction	Buy/Sell or Other Acquisition/ Disposition	Quantity	Price

03-01-16	40 North Latitude SPV-C LLC	Sell	20,000	20.45
03-01-16	40 North Latitude SPV-C LLC	Sell	10,000	20.60
03-01-16	40 North Latitude SPV-C LLC	Sell	125,000	20.58
03-02-16	40 North Latitude SPV-C LLC	Sell	10,000	20.63
03-02-16	40 North Latitude SPV-C LLC	Sell	26,931	20.75
03-02-16	40 North Latitude SPV-C LLC	Sell	50,000	20.68
03-03-16	40 North Latitude SPV-C LLC	Sell	87,644	20.64
03-04-16	40 North Latitude SPV-C LLC	Sell	71,600	21.00
03-04-16	40 North Latitude SPV-C LLC	Sell	30,000	21.01
03-07-16	40 North Latitude SPV-C LLC	Sell	40,000	21.13
03-07-16	40 North Latitude SPV-C LLC	Sell	34,600	21.18
03-08-16	40 North Latitude SPV-C LLC	Sell	30,625	21.06
03-08-16	40 North Latitude SPV-C LLC	Sell	19,375	21.06
03-08-16	40 North Latitude SPV-C LLC	Sell	1,347	21.10
03-08-16	40 North Latitude SPV-C LLC	Sell	853	21.10
03-09-16	40 North Latitude SPV-C LLC	Sell	65,466	21.35
03-09-16	40 North Latitude SPV-C LLC	Sell	25,000	21.33
03-10-16	40 North Latitude SPV-C LLC	Sell	14,369	21.05
03-10-16	40 North Latitude SPV-C LLC	Sell	10,631	21.05
03-11-16	40 North Latitude SPV-C LLC	Sell	4,458	21.30
03-11-16	40 North Latitude SPV-C LLC	Sell	45,542	21.30
03-11-16	40 North Latitude SPV-C LLC	Sell	17,830	21.19
03-11-16	40 North Latitude SPV-C LLC	Sell	182,170	21.19
03-11-16	40 North Latitude SPV-C LLC	Sell	21,528	21.61
03-11-16	40 North Latitude SPV-C LLC	Sell	219,964	21.61
03-14-16	40 North Latitude SPV-C LLC	Sell	40,000	20.86